As filed with the Securities and Exchange Commission on December 23, 2003

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIGITAL RECORDERS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-1362926
(State of other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5949 Sherry Lane, Suite 1050, Dallas, Texas 75225
(214) 378-8992
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David L. Turney
Chairman, Chief Executive Officer and President
Digital Recorders, Inc.
5949 Sherry Lane, Suite 1050
Dallas, Texas 75225
(214) 378-8992
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies requested to:

Kenn W. Webb, Esq.
Carrington, Coleman, Sloman & Blumenthal, L.L.P.
200 Crescent Court, Suite 1500
Dallas, Texas 75201

Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this registration statement as the selling stockholders shall determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Registration
To Be Registered	Registered	Per Share(2)	Offering price	Fee

Common Stock, par value $0.10 per share	3,440,778 shares(1)	$2.59	$8,911,615.02	$720.95

(1) Represents the number of shares of common stock initially issuable upon (i) conversion of certain debentures having an aggregate principal amount of $4,400,000 (2,200,000 shares), (ii) exercise of presently exercisable warrants (519,149 shares), (iii) conversion of 50 shares of Series E Redeemable Nonvoting Convertible Preferred Stock (83,332 shares), and (iv) conversion of 300 shares of Series F Convertible Preferred Stock (638,297 shares). The Selling Shareholders have the right to acquire such shares of common stock pursuant to instruments that provide for a change in the number of shares issuable upon conversion or exercise thereof to prevent dilution resulting from stock dividends, stock splits or similar transactions. Pursuant to Rule 416, this Registration Statement shall be deemed to cover the additional securities that may be issued in connection with any such provision.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, solely for the purposes of calculating the registration fee, upon the basis of the average of the high and low prices of our common stock as reported on the Nasdaq Small-Cap Market on December 19, 2003.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 23, 2003

PROSPECTUS
DIGITAL RECORDERS, INC.
3,440,778 Shares of Common Stock

     This prospectus relates to the offer and sale of up to 3,440,778 shares of common stock of Digital Recorders, Inc., a North Carolina corporation, that may be offered and sold from time to time by the shareholders described in this prospectus under “Selling Shareholders” or by pledges, donees, transferees or other successors in interest that receive any of the shares as a gift, distribution or other non-sale related transfer. As used in this prospectus, “we,” “us,” “our” and similar expressions refer to Digital Recorders, Inc. and its subsidiaries.

     The Selling Shareholders may offer their shares from time to time through or to one or more underwriters, brokers or dealers, on the Nasdaq SmallCap Market, in the over-the-counter market at market prices prevailing at the time of sale, in one or more negotiated transactions at prices acceptable to the Selling Shareholders or otherwise. We will not receive any proceeds from the sale of shares by the Selling Shareholders. In connection with any sales, the Selling Shareholders and any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act.

     We will pay the expenses related to the registration of the shares covered by this prospectus. The Selling Shareholders will pay commissions and selling expenses, if any, incurred by them.

     Our common stock is traded on the Nasdaq SmallCap Market under the symbol “TBUS.” The closing sale price on Nasdaq on December 19, 2003 was $2.60 per share. Our common stock is also traded on the Boston Stock Exchange under the symbol “TBU.”

Investing in the common stock offered by this prospectus is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2004.

ABOUT THIS PROSPECTUS
THE COMPANY
FORWARD LOOKING STATEMENTS
RISK FACTORS
USE OF PROCEEDS
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
DOCUMENTS INCORPORATED BY REFERENCE
PART II
Item 14. Other Expenses of Issuance and Distribution
Item 15. Indemnification of Directors and Officers
Item 16. Exhibits
Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-3.1 Amended/Restated Articles of Incorporation
EX-5.1 Opinion/Consent of Gray, Layton, Kersh
EX-23.1 Consent of McGladrey & Pullen, LLP

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the SEC’s shelf registration rules. Under the shelf registration rules, using this prospectus and, if required, one or more prospectus supplements, the Selling Shareholders may sell from time to time, in one or more offerings, the shares of common stock covered by this prospectus. The shares covered by this prospectus are 3,440,778 shares of common stock issuable upon conversion of convertible debentures or shares of preferred stock or the exercise of warrants that we previously issued to the Selling Shareholders. This prospectus also covers any shares that may become issuable pursuant to anti-dilution adjustment provisions that would increase the number of shares issuable upon conversion of the debentures or preferred stock or exercise of the warrants as a result of stock splits, stock dividends or similar transactions.

     A prospectus supplement may add, update or change information contained in this prospectus. We recommend that you read carefully this entire prospectus, especially the section entitled “Documents Incorporated By Reference” beginning on page 9, and the section entitled “Risk Factors” beginning on page 3, and any supplements before making a decision to invest in our common stock.

THE COMPANY

     We are a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, as well as enhance law enforcement agencies’ surveillance capabilities. Our transit communications products — TwinVision® and Mobitec route destination signage systems, Talking Bus® voice announcement systems, and Internet-based, automatic vehicle monitoring systems — enhance public transportation around the globe. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies worldwide capture, arrest and prosecute criminals. Our website address is www.digitalrecorders.com. Information on our website is not part of this prospectus. More detailed information about our business, financial condition and results of operations is contained in the reports we file with the Securities and Exchange Commission.

     We were incorporated in North Carolina in 1983. Our principal executive offices are located at 5949 Sherry Lane, Suite 1050, Dallas, Texas 75225, and our telephone number is (214) 378-8992.

FORWARD LOOKING STATEMENTS

     Some of the statements in this prospectus and in the documents incorporated by reference constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. The risks associated with forward-looking statements include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, the effects of economic conditions and trade, legal, social and economic risks, such as import, licensing and trade restrictions and the results of implementing our business plan. Refer to our various Securities and Exchange Commission filings, such as our Forms 10-Q and 10-K, for further information about forward-looking statements.

RISK FACTORS

     An investment in our common stock involves significant risks. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, including the documents incorporated by reference in this prospectus, before buying shares of our common stock. Many of the risks discussed below have affected our business in the past, and many are likely to continue to do so. These risks may materially adversely affect our business, financial condition, operating results or cash flows, or the market price of our common stock. Each of these risk factors could adversely affect the value of an investment in our common stock.

General Economic Conditions

     Our business partly depends upon general economic and business conditions both domestic and abroad. In this context, about one-third of our sales are outside the USA, primarily in Europe (particularly the Nordic countries), South America, the mid-East and Australia. Our sales are to businesses involved in transportation communications and law enforcement and surveillance. We transact our sales with transportation vehicle equipment customers generally in two broad categories. Those categories are end user customers and original equipment manufacturers. General economic conditions that cause customers in such industries, countries and markets to reduce or delay their investments in products and solutions such as those offered by us could have a material adverse effect upon us. Delays or reductions in technology spending could have a material adverse effect upon demand for our products and services, and consequently upon our business, operating results, financial condition, and prospects.

Dependence on Suppliers

     Our products and solutions are dependent upon the availability of quality components that are procured from third-party suppliers. Reliance upon suppliers, as well as industry supply conditions, generally involves several risks, including the possibility of defective parts (which can adversely affect the reliability and reputation of our products), a shortage of components and reduced control over delivery schedules (which can adversely affect our manufacturing efficiencies) and increases in component costs (which can adversely affect our profitability).

     We have several single-sourced supplier relationships, either because alternative sources are not available or the relationship is advantageous due to performance, quality, support, delivery, capacity or price considerations. If these sources are unable to provide timely and reliable supply, we could experience manufacturing interruptions, delays or inefficiencies, adversely affecting our results of operations. Even where alternative sources of supply are available, qualification of the alternative suppliers and establishment of reliable supplies could result in delays and a possible loss of sales, which could affect operating results adversely.

International Activities

     Our international operations are a significant part of our business comprising about one-third of our sales. The success and profitability of international operations are subject to numerous risks and uncertainties, such as economic and labor conditions, political instability, tax laws (including U.S. taxes upon foreign subsidiaries) and changes in the value of the U.S. dollar versus the local currency in which products are sold. Any unfavorable change in one or more of these factors could have a material adverse effect upon us.

Impact of Future Sales of Our Stock

     The market price of our common stock may be volatile. Moreover, sales of substantial numbers of shares of our common stock in the public market, or the perception that significant sales are likely, could adversely affect the market price of our common stock. The number of shares of common stock covered by this prospectus, none of which are currently outstanding, is equal to approximately 86% of the currently outstanding shares of our common stock. Therefore, if all the shares of common stock that may be offered pursuant to this prospectus are issued and sold in this offering, the number of shares of our common stock outstanding and traded in the public market would almost double, from approximately 3.9 million shares to approximately 7.4 million shares. We cannot predict the effect that market sales of such a large number of shares would have on the market price of our common stock. Sales of substantial amounts of such shares in the public market could adversely affect the market price of our common stock.

Fluctuations in Operating Results

     Our operating results may fluctuate from period to period and period over period depending upon numerous factors, including: customer demand and market acceptance of our products and solutions, new product introductions, varying product mix, delivery due date changes and other factors. We operate in a market characterized by a relatively long sales cycle. From first contact to order delivery may be a time period of one year or longer in certain instances. Delivery schedules, as first established with the customer in this long cycle, may change with little or no advance notice as the original delivery schedule draws near. Our business is sensitive to the spending patterns and funding of our customers, which in turn are subject to prevailing economic conditions and other factors beyond our control.

Governmental Legislation

     A majority of our sales address end customers having some degree of national, federal, regional, state or local governmental-entity funding. These governmental-entity funding mechanisms are beyond our control and often are difficult to predict. Further, general budgetary authorizations and allocations for state, local, and federal agencies can change for a variety of reasons, including general economic conditions, and have a material adverse effect upon us. For example, the legislation (TEA-21) under which our transportation products business segment domestic sales are derived is subject to reauthorization in 2003, however, the current TEA-21 program has been extended through February 29, 2004. Although the Environmental and Public Works Committee of the U.S. Senate has approved legislation reauthorizing TEA-21, this legislation is still subject to further review and negotiation. We are involved through the industry trade association, the America Public Transportation Association, the web site of which (www.APTA.com) regularly posts status information on legislative matters. While we believe the reauthorization will occur, and that resulting federal funding will be at or above the present approximately $8 billion annually, we cannot assure you that the legislation will be reauthorized as we expect. In addition to federal funding to the public transit side of our domestic market, there is state and local funding to be considered. These tend to be affected by general economic conditions. For example, some transit operating authorities have reduced service in 2003, potentially extending into 2004, in response to the slow economy; this can have a depressing effect upon sales of our products. It is not possible to precisely quantify this impact. Any unfavorable change in any of these factors and considerations could have a material adverse effect upon us.

Technological Changes and Product Transitions

     Our industry is characterized by, and our business strategy is substantially based upon, continuing improvement in technology. This results in frequent introduction of new products, short product life cycles and continual change in product price/performance characteristics. We must develop new technologies in our products and solutions in order to remain competitive. We cannot assure you that we will be able to continue to manage and drive technological transitions. A failure on our part to effectively manage these transitions of our product lines to new technologies on a timely basis could have a material adverse effect upon us. In addition, our business depends upon technology trends in our customers’ businesses. To the extent that we do not address these technological changes, our business may be adversely impacted.

Product Development Activities

     The strength of our overall business is partially dependent upon our ability to develop products and solutions based upon new or evolving technology and the market’s acceptance of those products. We cannot assure you that our product development activities will be successful, that new technologies will be available to us, that we will be able to deliver commercial quantities of new products in a timely manner or that our products will achieve market acceptance. Further, it is necessary for our products to adhere to generally accepted and frequently changing industry standards, which are subject to change in ways that are beyond our control.

Financing

     Our business and operating strategy embraces growth. That includes internal, organic as well as external, acquisition-oriented growth scenarios. This requires that we maintain a high degree of emphasis upon finding and securing financing sources of various types in both equity and debt categories. Success in these financing requirements can be adversely impacted by economic conditions and other factors beyond our control. Although we believe that our revolving credit facility and cash flow from operations will be adequate to fund our current business operations at least through the end of 2004, we cannot assure you that we will not require additional sources of financing to fund our operations. Any significant acquisition or other growth initiative would also require additional financing. Additional financing may not be available to us on terms we consider acceptable, if it is available at all.

USE OF PROCEEDS

     We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the Selling Shareholders. All of the proceeds from the sale of common stock offered by this prospectus will go to the Selling Shareholders who offer and sell their shares.

SELLING SHAREHOLDERS

     The following table sets forth, as of December 22, 2003, information as to the shares of common stock that may be sold in this offering by the Selling Shareholders. Because the Selling Shareholders may offer all or a portion of the shares of common stock offered by this prospectus at any time and from time to time after the date hereof, we cannot predict the number of shares that each Selling Shareholder may retain upon completion of this offering. In the table below, the percentage ownership after the offering is based upon the assumed sale by the Selling Shareholders of all shares they may offer for sale pursuant to this prospectus. Beneficial ownership includes both outstanding common stock and shares issuable upon the exercise of warrants or the conversion of convertible securities that are exercisable or convertible presently or within 60 days after the date of this prospectus. The percentages for each shareholder are calculated based on the number of outstanding shares at December 22, 2003 (3,944,475) plus shares that the shareholder has the right to acquire within 60 days, which includes the shares offered by this prospectus. The shares offered by this prospectus shall be deemed to include shares offered by any pledgee, donee, transferee or other successor in interest of any of the Selling Shareholders listed below, provided that this prospectus is amended or supplemented if required by applicable law.

	Beneficial Ownership Prior			Beneficial Ownership
	to this Offering			After this Offering

	Number of		Shares Being	Number
Name	Shares	Percentage	Offered	of Shares	Percentage

BFSUS Special Opportunities Trust PLC (1)(2)	1,179,166	23.0%	1,179,166	0	—
Renaissance US Growth Investment Trust PLC (2)(3)	1,179,166	23.0%	1,179,166	0	—
Dolphin Offshore Partners, L.P. (4)	957,446	19.5%	957,446	0	—
John D. Higgins (5)	269,611	6.6%	125,000	144,611	3.5%

     (1)The shares owned and being offered by BFSUS Special Opportunities Trust PLC consist of 1,037,500 shares issuable upon conversion of debentures in the principal amount of $2,075,000, with a conversion price of $2.00 per share; 100,000 shares issuable upon the exercise of presently exercisable warrants with an exercise price of $2.18 per share; and 41,666 shares issuable upon conversion of Series E Redeemable Nonvoting Convertible Preferred Stock. The conversion and exercise prices of those securities are subject to adjustment in certain circumstances.

     (2)Renaissance Capital Group, Inc., an investment adviser registered under the Investment Advisers Act of 1940, is the investment adviser for BFSUS Special Opportunities Trust PLC and the investment manager for Renaissance US Growth Investment Trust PLC. In a report on Schedule 13D dated August 2, 2002, those Selling Shareholders disclaimed that they were members of a group for purposes of reporting their holdings of our common stock.

     (3)The shares owned and being offered by Renaissance US Growth Investment Trust PLC consist of 1,037,500 shares issuable upon conversion of debentures in the principal amount of $2,075,000, with a conversion price of $2.00 per share; 100,000 shares issuable upon the exercise of presently exercisable warrants with an exercise price of $2.18 per share; and 41,666 shares issuable upon conversion of Series E Redeemable Nonvoting Convertible Preferred Stock. The conversion and exercise prices of those securities are subject to adjustment in certain circumstances. This entity was formerly known as Renaissance US Growth & Income Trust PLC.

     (4)The shares owned and being offered by Dolphin Offshore Partners, L.P. consist of 638,297 shares issuable upon conversion of Series F Convertible Preferred Stock and 319,149 shares issuable upon the exercise of presently exercisable warrants with an exercise price of $3.00 per share. The conversion and exercise prices of those securities are subject to adjustment in certain circumstances.

     (5)The shares being offered by Mr. Higgins are issuable upon conversion of debentures in the principal amount of $250,000, with a conversion price of $2.00 per share, subject to adjustment in certain circumstances.

     Russell C. Cleveland serves on our Board of Directors, and is also President and Chief Executive Officer of Renaissance Capital Group, Inc. Renaissance Capital Group, Inc. is the investment adviser for BFSUS Special Opportunities Trust PLC and the investment manager for Renaissance US Growth Investment Trust PLC, both of which are investment trusts organized under the laws of England and Wales. John D. Higgins also serves on our Board of Directors.

     Mr. Higgins was an employee of Investec Ernst & Co., a securities and investment banking firm that was engaged in December 2000 to provide a fairness opinion with respect to our acquisition of our Mobitec subsidiary. We paid Investec Ernst & Co. a fee of $120,000, plus reasonable actual expenses, for furnishing the fairness opinion. In addition, also as part of the Mobitec acquisition, we paid Mr. Higgins a fee of $17,500 related to the closing of our convertible debenture financing with BFSUS Special Opportunities Trust PLC and Renaissance US Growth Investment Trust PLC. In August 2002, we paid Mr. Higgins a closing fee of $5,850 related to the closing of the $250,000 convertible debenture financing with him. Also in August 2002, we paid Renaissance Capital Group, Inc. a closing fee of $17,250 related to the closing of a $1.15 million convertible debenture financing with BFSUS Special Opportunities Trust PLC and Renaissance US Growth Investment Trust PLC.

     Except as described in the preceding paragraphs, the Selling Shareholders and the officers and directors of the Selling Shareholders have not held any positions or offices or had any other material relationship with us or any of our affiliates within the past three years.

     We have agreed with the Selling Shareholders to file with the Commission, under the Securities Act of 1933, a registration statement of which this prospectus forms a part, with respect to the resale of the shares, and have agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the earlier of (i) the date on which all of the shares have been sold pursuant to the registration statement, (ii) the shares have been sold as permitted by Rule 144 under the Securities Act of 1933 or (iii) the date on which the shares may be sold pursuant to Rule 144(k) under the Securities Act of 1933.

     The debentures pursuant to which three of the Selling Shareholders may obtain some of the shares covered by this prospectus are two 8.00% Convertible Debentures dated June 27, 2001, each in the principal amount of $1,500,000, issued to BFSUS Special Opportunities Trust PLC and Renaissance US Growth Investment Trust PLC, each of which matures on June 27, 2008; two 8.00% Convertible Debentures dated July 31, 2002, each in the principal amount of $575,000 issued to those same two entities, each of which matures on July 31, 2009; and one 8.00% Convertible Debenture dated August 26, 2002 in the principal amount of $250,000 issued to John D. Higgins, which matures on August 26, 2009. The warrants under which BFSUS Special Opportunities Trust PLC and Renaissance US Growth Investment Trust PLC have the right to acquire some of the shares of common stock covered by this prospectus, as described in the footnotes to the table above, were issued in connection with the issuance of those debentures. The shares of Series E Redeemable Nonvoting Convertible Preferred Stock that are held by those two trusts and convertible into some of the shares of common stock covered by this prospectus, as described in the footnotes to the table above, were issued pursuant to a purchase agreement dated November 5, 2003. The shares of Series F Convertible Preferred Stock and warrant pursuant to which Dolphin Offshore Partners, L.P. has the right to acquire some of the shares of common stock covered by this prospectus were issued to that entity pursuant to an agreement dated October 13, 2003.

     All of the securities described in the preceding paragraph were issued and sold pursuant to exemptions from the registration requirements of the Securities Act of 1933 as provided by Rule 506 of Regulation D or otherwise under Section 4(2) of the Securities Act.

PLAN OF DISTRIBUTION

     All or a portion of the shares offered by the Selling Shareholders by this prospectus may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions as determined by agreement of the buyer and seller. The shares may be sold by one or more of the following means, among others:

•	ordinary brokerage or market making transactions or transactions in which a broker or dealer engaged by a Selling Shareholder solicits purchasers;

•	block trades in which a broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resales by such broker or dealer for its account pursuant to this prospectus;

•	underwritten offerings, on a firm commitment or best efforts basis;

•	privately negotiated transactions;

•	in the over-the-counter market or otherwise at prices then prevailing or at prices related to the then current market price; or

•	the pledge or loan of shares of common stock as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the shares or interests therein, including loans of the pledged shares or sales of the pledged shares after foreclosure.

     In effecting sales, underwriters, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Underwriters, brokers or dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such underwriters, brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     To our knowledge, none of the Selling Shareholders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriting or coordinating broker acting in connection with the proposed sale of shares offered by this prospectus. However, the Selling Shareholders may enter into agreements, understandings or arrangements with an underwriter or broker-dealer regarding the sale of their shares in the future. If required, we will set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, the shares of common stock to be sold, the purchase price, the names of any agents, brokers, dealers or underwriters acting in connection with a sale, or any arrangements relating to the engagement of or commissions or other compensation payable to any such entity with respect to a particular offer or sale.

     The Selling Shareholders and any other person participating in the distribution of the shares covered by this prospectus will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, including without limitation, Regulation M.

     We and the Selling Shareholders have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

     We have agreed to pay all expenses in connection with the registration of the shares covered by this prospectus, including filing fees, the costs of preparing and printing this prospectus and legal and accounting costs incurred by us. The Selling Shareholders will be responsible for any commissions, discounts or other selling expenses payable to underwriters, broker or dealers in connection with their sales of common stock.

LEGAL MATTERS

     The legality of the shares of common stock offered by this prospectus will be passed upon for us by Gray, Layton, Kersh, Solomon, Sigmon, Furr & Smith, P.A. of Gastonia, North Carolina.

     David M. Furr is a partner in the law firm Gray, Layton, Kersh, Solomon, Sigmon, Furr & Smith, P.A. Mr. Furr beneficially owns 204,296 shares of our common stock, including shares held of record, shares issuable or to be issuable upon conversion or exercise of preferred stock and warrants and shares held by family members. Mr. Furr disclaims ownership of 41,862 shares beneficially owned by his wife.

EXPERTS

     The financial statements incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, have been audited by McGladrey & Pullen, LLP, independent public accountants, as indicated in their report with respect thereto, which is incorporated herein by reference, and have been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. The file number under the Securities Exchange Act of 1934 for our Commission filings is No. 1-13408. You may read and copy materials that we have filed with the Commission, including the registration statement of which this prospectus is a part, at the Commission’s public reference room located at:

450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

     Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings also are available to the public on the Commission’s web site at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

     The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference into this prospectus the documents and information we filed with the Commission that are identified below:

     1.     Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended by Form 10-K/A;

     2.     Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003;

     3.     Our Forms 8-K dated April 22, 2003, May 14, 2003, July 14, 2003, August 14, 2003, September 17, 2003, October 15, 2003, October 16, 2003, October 17, 2003, November 4, 2003, November 12, 2003 (two), November 13, 2003, November 19, 2003, and December 22, 2003; and

     4.     The description of our common stock contained in our registration statement on Form SB-2 (Registration No. 33-82870-A), as amended.

     All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus and prior to the termination of the offering of the shares shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

     You may request a copy of any or all of the documents incorporated herein by reference, without cost, by writing us at the following address or telephoning us at (214) 378-8992, between the hours of 9:00 a.m. and 5:00 p.m., Central Time: Lawrence A. Taylor, Corporate Secretary, Digital Recorders, Inc., 5949 Sherry Lane, Suite 1050, Dallas, Texas 75225.

     We have not authorized any dealer, salesman or any other person to give any information or to make any representations, other then those contained or incorporated by reference in this prospectus. Any such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the registered shares of common stock in any jurisdiction or in any circumstances in which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale of common stock shall create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to that date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The expenses we expect to incur in connection with the registration of the shares covered by this registration statement are listed below. All fees, except the SEC registration fee, are estimated.

SEC Registration Fee	$721
Stock Exchange Listing Fee	$5,000
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$22,000
Printing Expenses	$2,000
Miscellaneous	$5,000

Total	$44,721

Item 15. Indemnification of Directors and Officers

     Under our Amended and Restated Articles of Incorporation, as amended, our directors will have no personal liability to us or to our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director of any duty as a director. This provision does not apply to a director’s (i) acts or omissions that a director knows or believes were clearly in conflict with our best interests, (ii) approval of an unlawful dividend or distribution, or (iii) approval of any transaction from which the director derives an improper personal benefit. In addition, our Amended and Restated Articles of Incorporation provide that if North Carolina law is amended to permit further limitation or elimination of the personal liability of a director, the personal liability of our directors will be limited or eliminated to the fullest extent permitted by the applicable law. This provision does not limit or eliminate the rights of any shareholder to obtain non-monetary relief such as an injunction or recission in the event of a breach of a director’s duty.

     Under the North Carolina Business Corporation Act (the “North Carolina Act”), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents, and those who serve, at the corporation’s request, in such capacities with another enterprise, in accordance with applicable law. Our Bylaws provide for indemnification of such persons to the full extent allowable under applicable law.

Item 16. Exhibits

     See the exhibit index on the page following the signature page. The exhibit index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in response to this Item 16.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement related to securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 23, 2003.

DIGITAL RECORDERS, INC.

By:	/s/ DAVID L. TURNEY

David L. Turney
Chairman, Chief Executive Officer
and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints David L. Turney and Lawrence A. Taylor, and each of them, as attorneys-in-fact and agents, with full power of substitution, to execute in their respective names, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file any such amendment to the registration statement and any such related registration statement, exhibits thereto and documents required in connection therewith with the Securities and Exchange Commission and appropriate state securities authorities, granting unto said attorneys-in-fact and their substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ DAVID L. TURNEY

David L. Turney	Chairman, Chief Executive	December 23, 2003
Officer, President and
Director
(principal executive officer)

/s/ LAWRENCE A. TAYLOR

Lawrence A. Taylor	Chief Financial Officer,	December 23, 2003
Secretary, Vice President and
Director
(principal financial and
accounting officer)

/s/ STEPHANIE L. PINSON

Stephanie L. Pinson	Director	December 23, 2003

Juliann Tenney	Director	__________, 2003

/s/ C. JAMES MEESE, JR.

C. James Meese, Jr.	Director	December 23, 2003

/s/ JOHN K. PIROTTE

John K. Pirotte	Director	December 23, 2003

/s/ RUSSELL CLEVELAND

Russell Cleveland	Director	December 23, 2003

/s/ JOHN D. HIGGINS

John D. Higgins	Director	December 23, 2003

/s/ J. PHILLIPS L. JOHNSTON

J. Phillips L. Johnston	Director	December 23, 2003

EXHIBIT INDEX

     The following exhibits are filed with or incorporated by reference into this report.

     Exhibit 3.1     Amended and Restated Articles of Incorporation of the Company (filed herewith)

     Exhibit 3.2     Articles of Amendment to Articles of Incorporation containing Certificate of Designation of Series E Redeemable Nonvoting Convertible Preferred Stock of Digital Recorders, Inc. (1)

     Exhibit 3.3     Articles of Correction to Articles of Amendment containing Certificate of Designation of Series F Convertible Preferred Stock of the Company (2)

     Exhibit 3.4     Amended and Restated Bylaws of the Company (3)

     Exhibit 3.5     Amendment to Amended and Restated Bylaws of the Company (4)

     Exhibit 5.1     Opinion of Gray, Layton, Kersh, Solomon, Sigmon, Furr & Smith, P.A. regarding legality (filed herewith)

     Exhibit 23.1     Consent of McGladrey & Pullen, LLP (filed herewith)

     Exhibit 23.2     Consent of Gray, Layton, Kersh, Solomon, Sigmon, Furr & Smith, P.A. (included in Exhibit 5.1)

     Exhibit 99.1     Form of Loan Agreement dated as of August 26, 2002, by and among the Company and John D. Higgins (5)

     Exhibit 99.2     Convertible Loan Agreement dated as of June 22, 2001, by and among Digital Recorders, Inc., Renaissance US Growth Investment Trust PLC (then known as Renaissance US Growth & Income Trust PLC) and BFSUS Special Opportunities Trust PLC, and Renaissance Capital Group, Inc., as agent (6)

     Exhibit 99.3     Form of First Amendment to Convertible Loan Agreement dated as of June 22, 2001, by and among Digital Recorders, Inc., Renaissance US Growth Investment Trust PLC and BFSUS Special Opportunities Trust PLC, and Renaissance Capital Group, Inc., as agent (7)

     Exhibit 99.4     Securities Purchase Agreement dated as of November 5, 2003, by and between BFSUS Special Opportunities Trust PLC and Renaissance US Growth Investment Trust PLC, as purchasers, and Digital Recorders, Inc.(1)

     Exhibit 99.5     Registration Rights Agreement dated as of October 13, 2003, by and between the Company and Dolphin Offshore Partners, L.P.(1)

(1)	Incorporated by reference from our Form 8-K filed on November 12, 2003.

(2)	Incorporated by reference from our Form 8-K filed on December 22, 2003.

(3)	Incorporated by reference from our Registration Statement on Form SB-2 (SEC File No. 33-82870-A).

(4)	Incorporated by reference from our Proxy Statement for our 2001 annual meeting, filed on June 6, 2001.

(5)	Incorporated by reference from our Form 8-K filed on August 30, 2002.

(6)	Incorporated by reference from our Form 8-K filed on July 13, 2001.

(7)	Incorporated by reference from our Form 8-K filed on August 8, 2002.